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                                  EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the registrant's previously filed Registration Statement Nos. 2-97014, 33-42276, 33-50958, 33-60264, 33-62944,
33-54859, 33-55105, and 33-62317.


ARTHUR ANDERSEN LLP



Portland, Oregon
March 29, 1996